Exhibit 99.1

Scholar Rock Announces the Addition of Joshua Reed to Its Board of Directors

CAMBRIDGE, Mass.--(BUSINESS WIRE)--March 18, 2021--Scholar Rock (NASDAQ: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced that Joshua Reed has been appointed to Scholar Rock’s Board of Directors as an independent director. Mr. Reed is a highly accomplished leader in the biopharmaceutical industry with over two decades of experience in financial operations, strategic planning, and investment banking. He will serve as chair of the audit committee on Scholar Rock’s Board.

“We are delighted to build upon the breadth of expertise by welcoming Joshua to Scholar Rock’s Board of Directors,” said David Hallal, Chairman of the Board of Scholar Rock. “Scholar Rock is at an important juncture in its evolution and Joshua brings an essential operational and strategic perspective from clinical and commercial stage companies that will be invaluable to the company’s next phase of growth.”

“I am thrilled to be joining the Scholar Rock Board and working alongside the team to build and advance the company through a number of potentially transformative milestones,” said Mr. Reed. “Scholar Rock is on the path to revolutionizing the treatment paradigm for patients affected by a wide range of serious diseases, including spinal muscular atrophy and cancer, and I am excited to be part of this journey towards achieving their goal of meaningfully improving the lives of patients.”

Mr. Reed joined Aldeyra Therapeutics as Chief Financial Officer in 2018 and is responsible for the finance, compliance, information technology, human resources, and facilities functions. Prior to Aldeyra, he held roles of increasing responsibility at Bristol-Myers Squibb (BMS), including supply chain finance, operations finance, financial planning and analysis, mergers and acquisitions, and most recently as the Vice President and Head of Finance for the company’s United States and Puerto Rico Operations. Before joining BMS, Mr. Reed served as Vice President, Strategic Business Development at JPMorgan Chase and worked in investment banking at Credit Suisse First Boston. Mr. Reed received a B.S. in Finance from Rutgers University and an MBA from the University of Michigan’s Ross School of Business.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the ability of new directors to influence Scholar Rock’s progress, Scholar Rock’s ability to develop its pipeline, including its product candidates, the potential of Scholar Rock’s platform, and Scholar Rock’s growth expectations. . The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Contacts

Scholar Rock Contact:
Investors
Catherine Hu
chu@scholarrock.com

Media Contact:
Ariane Lovell
Finn Partners
ariane.lovell@finnpartners.com
917-565-2204